CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. i SHAREHOLDERS’ AGREEMENT relating the towers joint venture Oak Holdings 1 GmbH Dated 22 March 2023 Vodafone GmbH and Oak Consortium GmbH and Oak Holdings 1 GmbH Exhibit 4.26

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH "[***]".

Table of Contents

Contents **Page**

1	Interpretation	1
2	General Obligations and covenants	11
3	Corporate Structure of the Company	13
4	Corporate Governance	14
5	Management Board	14
6	Shareholders' Committee	15
7	Shareholders' Meeting	19
8	VTG Governance	22
9	Reserved Matters	24
10	Minority Rights	25
11	[***]	Error! Bookmark not defined.
12	Deadlock	25
13	[***]	Error! Bookmark not defined.
14	[***]	Error! Bookmark not defined.
15	[***]	Error! Bookmark not defined.
16	Cooling off period	27
17	[***]	27
18	[***]	Error! Bookmark not defined.
19	Accounting, Annual Report, Business Plan and Budget	27
20	[***]	28
21	Related Party Transactions and Conflicts of Interest	28
22	Intellectual Property Rights	29
23	Company Finance	29
24	[***]	Error! Bookmark not defined.
25	Tax	29
26	Default	Error! Bookmark not defined.
27	Termination of Master Services Agreements	Error! Bookmark not defined.

ii

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. iii 28 Announcements .................................................................................................................. 30 29 Confidentiality ..................................................................................................................... 31 30 Miscellaneous...................................................................................................................... 34 31 Duration, Termination and Survival................................................................................... 35 32 Survival of Rights, Duties and Obligations ...................................................................... 36 33 Notices ................................................................................................................................. 36 34 Compliance with Law.......................................................................................................... 38 35 Governing Law and jurisdiction ........................................................................................ 38

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 1 This Shareholders Agreement (the “Agreement”) is made on 22 March 2023 between: (1) Vodafone GmbH, a limited liability company incorporated under the laws of Germany, registered with the commercial register of the local court of Düsseldorf under register number HRB 38062, whose registered office is at Ferdinand-Braun-Platz 1, 40549 Düsseldorf, Germany (“Vodafone”); (2) Oak Consortium GmbH, a limited liability company incorporated under the laws of Germany, registered with the commercial register of the local court of Munich under register number HRB 278102, whose registered office is at Eschersheimer Landstrasse 14, 60322 Frankfurt am Main, Germany (the “Investor”); and (3) Oak Holdings 1 GmbH, a limited liability company incorporated under the laws of Germany, registered with the commercial register of the local court of Düsseldorf under register number HRB 98913, whose registered office is at Ferdinand-Braun-Platz 1, 40549 Düsseldorf, Germany, (the “Company”); Vodafone, the Investor and the Company are also collectively referred to as “Parties” and each of them as a “Party”. Whereas: (A) On 9 November 2022, Vodafone and the Investor entered into an Investment Agreement, providing, amongst other things, for the establishment of a Co-Controlled joint venture which shall become the new holding entity for Vodafone’s shareholding in VTG, the parent company of a European group of companies operating and marketing vertical passive mobile communications network infrastructure. (B) As part of the Investment Agreement, the Shareholders have agreed to set up the Company as a Co-Controlled joint venture and to enter into this Agreement. The Company shall serve as the Shareholders’ Co-Controlled holding company of the Company Group. The purpose of this Agreement is to establish the general framework governing the relationship between the Shareholders with respect to their capacities as Shareholders, regulating the management and supervision of the Company and certain aspects of the affairs of, and their dealings with, the Company and the Company Subsidiaries. (C) Vodafone and the Investor have agreed to hold their Shares and to regulate their respective rights as Shareholders of the Company on the terms and conditions of this Agreement. (D) The Company is a party to this Agreement in order to agree to the contents of this Agreement and to acknowledge and accept the Company’s rights and obligations contained herein. It is agreed as follows: 1 Interpretation In this Agreement, including the Recitals, unless the context otherwise requires, the provisions in this Clause 1 shall apply: 1.1 Definitions “[***];

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 2 “Accession Agreement” has the meaning set out in Clause 17.1; “Affiliate” means (i) for an entity that is not a Fund and does not hold shares in the Company for a Fund: any other entity that, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or under common Control with such entity; or (ii) for an entity that is a Fund or holds shares in the Company for a Fund: any other entity that, directly or indirectly through one or more intermediaries, is Controlled, managed or advised by such Fund or the Fund Manager or their respective Affiliates; “[***] “Agreement” means this Shareholders’ Agreement; “Annual Budget” means (i) for the Financial Year of the Company in which the date of this Agreement occurs, the Initial Annual Budget; and, (ii) for each following Financial Year of the Company, the annual budget of the Company for the relevant Financial Year as approved and/or amended (and/or deemed approved) from time to time in accordance with Clause 19; “Articles” means the articles of association of the Company (Gesellschaftsvertrag) from time to time; “Board Rules of Procedure” means the rules of procedure of the Management Board as amended from time to time; “Business” means the business as operated by the Company, VTG and their Subsidiaries from time to time; “Business Day” means a day which is not a Saturday, a Sunday or a public holiday in Germany, the United Kingdom, Jersey or New York; “Business Plan” means the Initial Business Plan as updated from time to time in accordance with Clause 19; “Closing” has the meaning given to it in the Investment Agreement; “Co-Control” (including with correlative meaning, the term “Co-Controlled”) in relation to a person (the “Co-Controlled Person”) means two or more persons acting jointly to Control such Co-Controlled Person, whereby each of the controlling persons require a non-Affiliate to exercise Control. Following Closing, each of Vodafone and the Investor Co-Control, and do not Control, the Company; “Committee Rules of Procedure” has the meaning set out in Clause 6.10; “Company” has the meaning set out in the Parties’ section; “Company Directors” means the members of the Management Board from time to time; “Company Group” means the Company and its subsidiaries (including the Company Subsidiaries) and subsidiary undertakings; “Company Subsidiary” means any direct or indirect Subsidiary of the Company; [***] [***] “Confidential Information” has the meaning set out in Clause 29.1;

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 3 “Conflicted Party” has the meaning set out in Clause 21.1; “Control” (including with correlative meaning, the term “Controlled by”) means the right of one person alone, or together with its Affiliates, to appoint the majority of the directors or to control the management or policy decisions of a person, directly or indirectly, whether by virtue of their shareholding, management rights, shareholders agreements, voting agreements, contracts, or by a management or advisory agreement or otherwise, it being understood, however, that Co-Control does not constitute Control for the purposes of this Agreement; “Deadlock Appointees” and each “Deadlock Appointee” has the meaning set out in Clause 12.2.1; “Deadlock Matter” has the meaning set out in Clause 12.1.2; “Debt Finance” means facilities (senior and subordinated facilities, together with any related hedging arrangements) for the provision of a material amount of third party debt to the Company, VTG or any other VTG Group Company, from time to time, for the funding of any acquisitions, repayment of and/or refinancing of third party debt, capital expenditure and/or working capital; “Default Call Option” has the meaning set out in Clause 26.4.2(i); “Default Call Option Notice” has the meaning set out in Clause 26.4.2(ii); “Default Call Option Shares” has the meaning set out in Clause 26.4.2(i); “Default Call Option SPA” has the meaning set out in Clause 26.4.2(ii)(a); “Default Notice” has the meaning set out in Clause 26.2.1; “Defaulting Shareholder” has the meaning set out in Clause 26.1; “Draft Revised Annual Budget” has the meaning set out in Clause 19.2; “Draft Revised Business Plan” has the meaning set out in Clause 19.2; “Effective Date” has the meaning set out in Clause 31.1; [***] [***] [***] [***] “Emergency Loan” has the meaning set in out in Clause 24.3; “Emergency SHL Agreement” has the meaning set in out in Clause 24.3.4(i); “Encumbrance” means any claim, charge, mortgage, lien, option, equitable right, power of sale, pledge, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right(s) or security interest of any kind or an agreement, arrangement or obligation to create any of the foregoing; “Expenditures” has the meaning set out in lit (b) of Schedule 9.2.1; “Extended Material Breach Cure Period” has the meaning set out in Clause 26.4.2(i);

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 4 “Extended Pre-Emption Acceptance Period” has the meaning set out in Clause 14.4.6(ii)(c); “Final Deadlock” has the meaning set out in Clause 12.2.4; “Final Term” means any term of a Master Services Agreement after the expiry of which a prolongation or renewal is not provided for without any party having to take any action (e.g., exercise of unilateral extension rights) under the Master Services Agreement; “Financial Year” means the financial year of the Company; “Financing Documents” means the agreements (including facility, inter-creditor and security agreements and any ancillary documents) pursuant to which lenders make available Debt Finance (in each case, as amended, supplemented, novated or replaced from time to time); [***] “Fund” means any body corporate, partnership, superannuation scheme, pension fund, collective investment scheme or managed fund that: (i) has been established to pool the resources of multiple underlying investors or utilise the resources of one underlying investor; (ii) is managed and/or advised by a Fund Manager; and (iii) has been established to invest in a class of assets or investments, rather than in a single asset or investment; [***] [***] [***] [***] [***] “Governmental Authority” means any national, state or municipal governmental bodies, authorities or courts of judicial authority, national or supranational body or any person or body exercising executive, legislative, judicial or regulatory functions on behalf of any of them, and shall include all relevant securities commissions, stock exchange authorities, foreign exchange authorities, Tax Authorities, competition and antitrust authorities (including the European Union authorities and regulatory authorities) and similar entities or authorities; “IFRS” means international financial reporting standards; [***] [***] “Initial Annual Budget” means the annual budget of the Company for the Financial Year of the Company in which the date of the Agreement occurs, as set out in the Business Plan; “Initial Business Plan” has the meaning as set out in Clause 19.1.1; “Initiating Shareholder” has the meaning set out in Clause 15.1.1; [***] [***] [***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 5 [***] “Investment Agreement” means the investment agreement entered into between Vodafone and the Investor on 9 November 2022, as amended from time to time; “Investor” has the meaning set out in the Parties’ section; [***] [***] “IRC” shall mean the US Internal Revenue Code of 1986, as amended; “Joint Global Coordinators” has the meaning set out in Clause 15.1.2; “Key Shareholder” means: (i) Vodafone, provided it (a) holds at [***] Shares in the Company and (b) has not transferred Key Shareholder Rights in accordance with Clause 14.5; (ii) the Investor, provided it (a) holds [***] of Shares in the Company and (b) has not transferred Key Shareholder Rights in accordance with Clause 14.5; and (iii) in respect of any other Shareholder, such Shareholder to which Key Shareholder Rights have been transferred in accordance with Clause 14.5, provided it: (a) holds [***] of Shares in the Company; and (b) has not transferred such rights in accordance with Clause 14.5 to any other person; “Key Shareholder Rights” means the rights granted to a Key Shareholder under this Agreement; “Key Transaction Documents” means this Agreement, the Investment Agreement, the Master Services Agreements and all documents entered into pursuant to this Agreement (in each case including all annexes and schedules thereto); “KYC Information” means information and documents reasonably required to comply with anti-money laundering or know your client Law and related internal market standard compliance procedures; “Law” means any applicable statute, law, treaty, ordinance, order, rule, directive, regulation, code, constitution, executive order, injunction, judgement, decree or other requirement of any Governmental Authority; [***] “Loss of DR” has the meaning set out in Clause 26.4.1(i); “Loss of VR” has the meaning set out in Clause 26.4.1(i); “Management Board” means the management body of the Company (Geschäftsführung) responsible for the day-to-day business and comprising the Company Directors; “Market Participant” has the meaning set out in Clause 29.2.1(xi); [***] “Material Breach” has the meaning set out in Clause 26.1; “Material Breach Cure Period” has the meaning set out in Clause 26.3; [***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 6 “Minority Veto Rights” has the meaning set out in Clause 10.1; [***] [***] [***] [***] [***] [***] “Notice” has the meaning set out in Clause 33.1; “Obligations” means, with respect to any person, any duties, liabilities, covenants and obligations of such person, whether vested or unvested, absolute or contingent, conditional or unconditional, primary or secondary, direct or indirect, known or unknown, asserted or unasserted, disputed or undisputed, matured or unmatured, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, and whether contractual, statutory or otherwise; [***] [***] [***] “Party” or collectively “Parties” means a party to this Agreement, including any person who becomes a party by entering into an Accession Agreement, and any such party’s successors and permitted assigns; [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] “Reasonable Endeavours” means such endeavours as would be expected of a reasonable and prudent person applying their minds to the relevant obligation with a view to satisfying it, which:

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 7 (i) shall require the relevant person to: (a) consider and explore more than one available avenue, if possible; (b) take reasonable steps to pursue those avenues; (c) commit reasonable management time, in pursuance of fulfilling the relevant obligation; and (d) incur reasonable expenditure and assume reasonable Obligations; (ii) shall not require the relevant person to act in any way which would be materially detrimental to the relevant person’s financial interests; and (iii) shall not require the relevant person to act in any way or incur any expenditure or assume any Obligations and/or liabilities which would be disproportionate in relation to the purpose for which Reasonable Endeavours shall be used; [***] “Related Party Transaction” has the meaning set out in Clause 21.1; [***] [***] [***] “Representatives” means, in respect of any person, its officers, employees, professional advisers, auditors and other representatives of such person, provided that such persons are subject to duties of confidentiality; “Reserved Matters” has the meaning set out in Clause 5.1.1; [***] [***] [***] provided that limb (iii) shall not apply to any Affiliate Transfer; [***] [***] [***] [***] [***] [***] [***] [***] “Sanctioned Country” means any country or territory that is at the Effective Date or subsequently becomes the subject of country-wide or territory-wide Sanctions; “Sanctioned Person” means, a person who is targeted by or subject to Sanctions, including but not limited to due to the fact that such person is: (i) owned or controlled by a person who is targeted by or subject to Sanctions; or (ii) located in, resident in, incorporated or organized under the laws of a Sanctioned Country; for the avoidance of doubt, if shares in Vodafone Group Plc as a publicly listed entity (or any of its legal successors as publicly listed entities)

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 8 are or would be owned by a Sanctioned Person this shall not result in Vodafone Group Plc or any of its Affiliates being considered a Sanctioned Person; “Sanctions” means any applicable economic sanctions, embargoes or restrictive measures, as enacted, publicly notified, amended from time to time, administered, or enforced by the United Nations, the European Union, or any state in which a Party or any of its Affiliates is incorporated or has material business or in which securities of a Party or any of its Affiliates are listed on a stock exchange; [***] “Shareholder Group” means a Shareholder and its Affiliates; [***] “Shareholders” means any holder of Shares or its legal successors from time to time and at the time of execution of this Agreement shall be Vodafone and the Investor; “Shareholders Reserved Matters” has the meaning set out in Clause 9.2.1; “Shareholders’ Committee” means the shareholders’ committee of the Company to be established in accordance with this Agreement; “Shareholders’ Committee Member” means a member of the Shareholders’ Committee; “Shareholders’ Committee Reserved Matters” has the meaning set out in Clause 9.1.1; “Shareholders’ Meeting” means the shareholders’ meeting of the Company; “Shares” means the issued ordinary shares (Geschäftsanteile) in the capital of the Company from time to time; “Subsidiaries” means, in relation to a person, any person Controlled by such person; “Suspension Notice” has the meaning set out in Clause 26.4.1(ii); “Tax” or “Taxation” means all forms of taxation, including governmental, national, regional, provincial, local and municipal charges, duties, customs, imposts, levies, subsidies, withholdings, liabilities and social security contributions and other social security levies, as well as any interest, surcharge, fine or penalty in relation thereto wherever chargeable, in each case irrespective of whether owed or payable directly or by way of withholding, as a primary liability or as a secondary liability, or as a legal successor or transferee, or based on civil Law (pursuant to tax sharing agreements/arrangements or contractual tax clauses) or otherwise owed under Law. For the avoidance of doubt, Tax does not include deferred taxes; “Tax Authority” means any taxing or other authority competent to impose any liability in respect of Taxation or responsible for the assessment, administration and/or collection of Taxation or enforcement of any Law in relation to Taxation; [***] [***] [***] [***] [***] [***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 9 [***] [***] [***] “Vantage Policies” has the meaning set out in Clause 13.1.3; “Vodafone” has the meaning set out in the Parties’ section; “Vodafone Group Plc” means Vodafone Group Plc, a public company incorporated in England and Wales with company number 1833679, having its registered address at Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, United Kingdom; “Vodafone IFRS” means the IFRS as applied by Vodafone Group Plc from time to time; “VTG” means Vantage Towers AG, a German stock corporation (Aktiengesellschaft), having its registered seat in Düsseldorf, Germany, registered with the commercial register of the local court (Amtsgericht) in Düsseldorf under number HRB 92244, or any legal successor; “VTG Directors” means the members of the VTG Management Board from time to time; “VTG General Meeting” means the shareholders’ meeting of VTG; “VTG Group” means VTG and its subsidiaries (including its Subsidiaries) and subsidiary undertakings; “VTG Group Company” means each member of VTG Group; “VTG Management Board” means the management board (Vorstand) of VTG or any equivalent governing body of VTG responsible for the day-to-day business and management; “VTG MB Rules of Procedure” has the meaning as set out in Clause 8.1.5; “VTG SB Members” means the members of the VTG Supervisory Board from time to time; “VTG SB Rules of Procedure” has the meaning as set out in Clause 8.2.4; “VTG Subsidiary” means any direct or indirect Subsidiary of VTG; and “VTG Supervisory Board” means the supervisory board (Aufsichtsrat) of VTG. 1.2 Construction 1.2.1 References to clauses, sub-clauses, paragraphs, annexes and schedules are to clauses, sub-clauses and paragraphs of, and schedules and annexes to, this Agreement. The schedules and annexes form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the annexes and schedules. 1.2.2 References to any document or agreement include a reference to that document or agreement as varied, amended, supplemented, substituted or assigned from time to time in accordance with this Agreement (as applicable). 1.2.3 References to a statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, modified, re-enacted or consolidated, and shall include any subordinate legislation made from time to time

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 10 under that statute or statutory provision, provided that nothing in this Clause 1.2.3 shall operate to increase the liability of any Party beyond that which would have existed had this Clause 1.2.3 been omitted. 1.2.4 References to books, records or other information mean books, records or other information in any form, including paper, electronically stored data, magnetic media, film and microfilm. 1.2.5 All headings and titles are inserted for convenience only and are to be ignored in the interpretation of this Agreement. 1.2.6 The words “including”, “include”, “in particular” and words of similar effect shall not be deemed to limit the general effect of the words which precede them and the word “including” means including without limitation (and all derivative terms are to be construed accordingly). 1.2.7 The words “to the extent” and “to the extent that” are used to indicate an element of degree and are not synonymous with the word “if”. 1.2.8 Any provision of this Agreement which is expressed to bind more than one person shall, save where inconsistent with the context, bind each of them severally and not jointly and severally. 1.2.9 References to the winding up or liquidation of a person include any equivalent or analogous procedure under the Law of any jurisdiction under which that person is incorporated, domiciled or resident or carries on business or has assets. 1.2.10 No provision of this Agreement shall be interpreted adversely against a Party, solely because that Party was responsible for drafting that provision (contra proferentem). 1.2.11 The use of any gender includes the other genders. 1.2.12 References to a country include any successor thereto, or any other country subsequently comprising all or part of such country, provided that a reference to a country shall at any time only comprise such territory referred to at the date of this Agreement. 1.2.13 If a word or phrase is defined, other grammatical forms of that word shall have a corresponding meaning. 1.2.14 General words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words. Likewise, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things. 1.2.15 Where a German term has been added in parenthesis after an English term, only such German term shall be decisive for the interpretation of the relevant English term in relation to a German matter or a matter of German Law whenever such English term is used in this Agreement. English words used in this Agreement are intended to describe German legal concepts only and the consequences of the use of those words in English Law or any other foreign Law shall be disregarded. In respect of any jurisdiction other than Germany, a reference to any German legal term shall be construed as a reference to the term or concept which most nearly corresponds to it in that jurisdiction.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 11 1.2.16 Any reference to a “day” (including the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight. 1.2.17 References to times are to Central European (Summer) Time (unless otherwise specified). 1.2.18 References to “€”, “EUR” or “euros” are to the lawful currency of the Eurozone and reference to any amount in such currency shall be deemed to include reference to an equivalent amount in any other currency by using the exchange rate of the relevant currency officially determined by the European Central Bank, Frankfurt am Main, Germany, as of the relevant time and as published on its website under http://www.ecb.europa.eu/stats/exchange/eurofxref/html/index.en.html. For currencies for which the European Central Bank does not officially determine an exchange rate, the exchange rate as published by Bloomberg PROFESSIONAL® Service at 2:00 p.m. CET on the relevant date shall apply. For currencies for which Bloomberg PROFESSIONAL® Service does not officially determine an exchange rate, the exchange rate in effect at the relevant time as used by the bank with which the Company holds its principal account shall apply. 1.2.19 Words in the singular shall include the plural and the plural shall include the singular. 1.2.20 References to a “company” shall be construed so as to include any corporation or other body corporate, wherever and however incorporated or established. 1.2.21 References to a “person” shall be construed so as to include any individual, firm, company, corporation, body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association or partnership (whether or not having separate legal personality). 1.2.22 Unless a contrary indication appears, references to a “member” shall be construed so as to refer to any firm, company, corporation, any other body corporate and any joint venture, association or partnership (whether or not having separate legal personality) and not to the individuals representing or otherwise acting on behalf of it. 1.2.23 References to “writing” or “in writing” shall include email. 2 General Obligations and covenants 2.1 The Shareholders agree that their respective rights and obligations in relation to the Company shall be regulated by this Agreement and the Articles. 2.2 Each Shareholder agrees to vote its Shares and otherwise act within its powers (so far as it lawfully can), and ensure that its respective representatives shall exercise their voting rights and act within their powers (so far as they lawfully can) to ensure the following: 2.2.1 compliance with, giving effect to, and execution of, all provisions of this Agreement; and 2.2.2 that the Company Directors, the Shareholders’ Committee Members, the Company and any Company Subsidiary, including VTG, and the equivalent bodies of any Company Subsidiary, including the VTG Directors and the VTG SB Members: (i) shall act in accordance with Law; and (ii) shall comply with, give effect to and execute all provisions of this Agreement, the Articles, the Board Rules of Procedure, the

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 12 Committee Rules of Procedure and any corporate documents of a Company Subsidiary, including for VTG the VTG MB Rules of Procedure (subject always to any duties imposed by Law on the Company Directors, the Shareholders’ Committee Members and any other directors, supervisory board members or members of any equivalent body in any Company Subsidiary, including the VTG Directors and the VTG SB Members). 2.3 The Company agrees and undertakes to, and shall procure that each of its Company Subsidiaries will: 2.3.1 act in accordance with Law; 2.3.2 comply with all of its obligations under this Agreement and the Articles; 2.3.3 refrain from engaging in any activity or conduct that has or will result in a violation of any anti-bribery, anti-money laundering or anti-terrorist financing Law of any country or any economic or trade sanctions, in each case subject to applicable Law; 2.3.4 procure, if and to the extent legally possible, through the exercise of its rights under any employment agreement or other contract, that the Company Directors: (i) act in accordance with Law; and (ii) comply with, give effect to and execute all provisions of this Agreement, the Articles, the Board Rules of Procedure, the Committee Rules of Procedure as well as VTG MB Rules of Procedure (subject always to any duties imposed by Law on the Company Directors); and 2.3.5 procure, if and to the extent legally possible, through the exercise of its rights as a shareholder or under contract or otherwise, that each Company Subsidiary: (i) shall act in accordance with Law; and (ii) shall implement, comply with, give effect to, and execute and enact governance provisions in accordance with the provisions of this Agreement, the Articles, the Board Rules of Procedure, the Committee Rules of Procedure as well as the VTG MB Rules of Procedure and (subject always to any duties imposed by Law on the Company Directors, the Shareholders’ Committee Members or any other directors, supervisory board members or members of any equivalent body in any Company Subsidiary, including the VTG Directors and the VTG SB Members). Any obligations of the Company set forth in this Agreement shall also relate to the management of any Company Subsidiary. 2.4 The Shareholders agree with each other that: 2.4.1 No breach of Clause 2.3 shall give any Party a right to claim damages from the Company in respect of such breach, and the Shareholders agree with each other that their rights vis-à-vis the Company in respect of such breaches shall be limited to actions for specific performance; and 2.4.2 any other breach of this Agreement by the Company or a Company Subsidiary shall, where reasonably possible, first be remedied through actions for specific performance. If any such other breach of the Agreement cannot reasonably be remedied through actions for specific performance, each Shareholder shall be free to claim damages against the Company. 2.5 The Shareholders shall procure that: 2.5.1 a full consolidation of the Company for accounting purposes by either Vodafone or the Investor is not required (save that nothing in this Clause 2.5 shall prevent a Shareholder acquiring Shares in accordance with the terms of this Agreement); and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 13 2.5.2 with effect from the Effective Date, the Articles, the Board Rules of Procedure and the Committee Rules of Procedure are adopted and are consistent with, and give effect to, the provisions of this Agreement. 2.6 The Shareholders shall, in relation to the performance of this Agreement or in connection with the activities of the Business, refrain from engaging in any activity or conduct that has or will result in a violation of any anti-bribery, anti-corruption, anti-money laundering or anti-terrorist financing Law, any trade control Law or economic or trade sanctions, in each case subject to applicable Law. 2.7 If at any time the Company or the Shareholders cannot procure that an action is taken by the Company or a Company Subsidiary when required by this Agreement due to a policy formally adopted or agreement entered into by the Company or a Company Subsidiary, the Shareholders and the Company shall use Reasonable Endeavours to procure that the relevant policy or agreement is revoked, terminated or otherwise amended to enable the relevant action to be taken by the Company or a Company Subsidiary and permit the Company or Shareholders to comply with its obligations under this Agreement. 3 Corporate Structure of the Company 3.1 Legal Form and Company Name 3.1.1 The Company shall have the legal form of a German limited liability company (Gesellschaft mit beschränkter Haftung – GmbH). 3.1.2 The Company shall have the name “Oak Holdings 1 GmbH”. 3.2 Share Capital 3.2.1 The share capital of the Company at the Effective Date amounts to EUR 404,167,688.00 (in words: four hundred four million one hundred sixty-seven thousand six hundred eighty eight euro), divided into 404,167,688 ordinary shares with a nominal value of 1 euro (EUR 1.00) each (all ordinary shares issued by the Company from time to time being the “Shares” and each a “Share”). 3.2.2 The share capital of the Company shall be increased at the Effective Date as further set out in the Investment Agreement. 3.3 Business seat, tax residency and headquarters 3.3.1 The business seat and headquarters of the Company as well as VTG shall be in Düsseldorf, Germany. 3.3.2 The Shareholders intend that the Company shall be and remain tax resident solely in Germany for purposes of any domestic Tax Law and any applicable treaty. 3.4 Financial Year The Financial Year of the Company shall commence on 1 April and end on 31 March, or on such other dates as laid down in the Articles. 3.5 Representation The Company shall be represented (i) by two Company Directors (Geschäftsführer/innen) acting jointly or (ii) by one Company Director acting together with an authorised signatory (Prokurist/innen).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 14 4 Corporate Governance The Company shall have the following corporate bodies: (i) the “Management Board” (Geschäftsführung); (ii) the “Shareholders’ Committee” (Gesellschafterausschuss); and (iii) the “Shareholders’ Meeting” (Gesellschafterversammlung). 5 Management Board 5.1 Powers and duties of the Management Board 5.1.1 The Management Board shall be responsible for the management of the Company. It shall carry out its tasks in accordance with Law, this Agreement, the Articles, the Board Rules of Procedure, the Committee Rules of Procedure, the Business Plan and Annual Budget, any general or singular instructions by the Shareholders’ Committee or Shareholders’ Meeting as well as the interests of the Company and, in accordance with Law, the collective interests of the Shareholders, provided that the Management Board shall not take any decision in relation to (i) any Shareholder Reserved Matter without the prior approval of the Shareholders in accordance with Clause 9.2 or (ii) any Shareholders’ Committee Reserved Matter without the prior approval of the Shareholders’ Committee in accordance with Clause 9.1 (the Shareholders Reserved Matters together with the Shareholders’ Committee Reserved Matters, the “Reserved Matters”), and in each case taking into consideration the Minority Veto Rights and New Minority Veto Rights. 5.1.2 The Management Board shall be obliged to implement at the Company Subsidiaries a governance structure which is materially consistent with the governance structure set out in this Agreement. It shall in particular ensure that no Company Subsidiary takes any decision in relation to any of the Reserved Matters without the prior approval of the Shareholders or the Shareholders’ Committee, as the case may be, or without taking into consideration the Minority Veto Rights and New Minority Veto Rights. 5.1.3 The delegation of certain duties and responsibilities to a Company Director shall not negate the joint responsibility of all Company Directors. 5.2 Composition of the Management Board and appointment of Company Directors 5.2.1 The Management Board shall consist of [***] Company Directors. 5.2.2 The initial Company Directors on the Effective Date are as follows [***] 5.2.3 As soon as reasonably practicable after Closing, the initial Company Directors shall be replaced by [***] Company Directors that are at the same time VTG Directors and the Company Directors shall going forward always come from the group of VTG Directors, unless all Key Shareholders agree otherwise. 5.2.4 Each Key Shareholder shall have the right to nominate one Company Director in accordance with Clause 5.2.3. Each Shareholder shall vote in the Shareholders’ Meeting, as far as it lawfully can, in favour of the appointment of a nominee unless a nominee, if elected, would be an Unsuitable Member.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 15 5.2.5 If there are less than two Key Shareholders, or if a Key Shareholder does not appoint a Company Director within [***] following a vacancy, such Company Director(s) as are required to take the number of Company Directors to [***] shall be appointed by the Shareholders’ Meeting by a simple majority. 5.2.6 The Company shall obtain directors and officers liability insurance coverage, on reasonable and customary terms and conditions, for the benefit of the Company Directors. 5.3 Suspension and dismissal of Company Directors 5.3.1 A Company Director may be suspended or dismissed by the Shareholders’ Meeting at any time upon request of a Key Shareholder (and the Shareholders shall vote accordingly), provided that a Key Shareholder may only request to dismiss the Company Director appointed by the other Key Shareholder if such Company Director is or has become an Unsuitable Member. 5.3.2 If a Company Director is dismissed for whatever reason, or is otherwise removed from office, the Shareholders’ Meeting shall, without undue delay, appoint a new Company Director as a replacement in accordance with Clause 5.2 provided that such Shareholder who nominated the dismissed Company Director shall have the right to nominate the new Company Director. 5.4 [***] 5.5 Board Rules of Procedure Further details of the organisation and decision-making processes of the Management Board are set forth in the “Board Rules of Procedure”. The Management Board may amend the Board Rules of Procedure, subject to the provisions of this Agreement and subject to approval of the Shareholders’ Committee. 6 Shareholders’ Committee 6.1 Powers and duties of the Shareholders’ Committee 6.1.1 The Shareholders’ Committee shall be the joint body (gemeinsames Gremium) of Shareholders for discussion, consultation and decision making in relation to the Company and the Company Subsidiaries. It shall serve as the main forum to discuss and agree on key business decisions regarding the Company and the Company Subsidiaries, in particular the tower business of VTG and its Subsidiaries, including in relation to the financial situation, strategy and operational targets, dismissal and hiring of key personnel, dividend policy and capital structure, as well as the Annual Budget and Business Plan, material litigation matters, acquisitions, divestments, joint ventures and similar transactions of the Company or any Company Subsidiary. 6.1.2 The Shareholders’ Committee shall also resolve, as a Shareholders’ Committee Reserved Matter, upon any matters which are in general referred by Law to a shareholders’ meeting of a German limited liability company, except for: (i) the approval of the annual financial statements; (ii) the decision on the distribution of profits; (iii) the repurchase and redemption (Einziehung) of shares; (iv) the election of the auditor; (v) appointments to, and dismissals from, the Shareholders’ Committee; and (vi) (other) matters which must be resolved by a shareholders’ meeting in accordance with Law.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 16 6.1.3 Any Shareholders’ Committee Reserved Matters shall be discussed and decided in the Shareholders’ Committee. Once the Shareholders’ Committee has passed a resolution in relation to a Shareholders’ Committee Reserved Matter, the matter shall be referred to the Management Board or any other competent board for implementation. 6.1.4 Any actions or decisions by the Shareholders’ Committee shall be made in accordance with Law, this Agreement, the Articles, the Committee Rules of Procedure, the Business Plan and Annual Budget as well as the interests of the Company and the collective interests of the Shareholders. 6.1.5 Meetings of the Shareholders’ Committee shall be convened as often as the business of the Company and the Company Subsidiaries requires, but at least quarterly, unless all Shareholders’ Committee Members agree otherwise. 6.1.6 Subject to Clause 13.4.3, each member of the Shareholders’ Committee is irrevocably authorised by the Company and the other Shareholders to disclose any information or records belonging to or concerning the Company, any member of the Company Group or its or their business and assets to the Shareholder upon whose request such member is nominated and appointed, or to any Affiliate of such Shareholder, provided that the recipient is under a duty of confidentiality (including by way of its employment agreement or by Law) in relation to such information or records. 6.2 Composition of the Shareholders’ Committee and appointment of its members 6.2.1 Each Shareholder (including Key Shareholders) shall be entitled to nominate in its sole discretion [***] Shareholders’ Committee Member for each [***] shareholding it holds, provided that: (i) each Key Shareholder shall be entitled at all times to nominate [***] Shareholders’ Committee Members; and (ii) each Key Shareholder that holds a Relevant Percentage of [***] shall at all times be entitled to nominate [***] of the Shareholders’ Committee Members (and this Agreement shall be amended accordingly, if required). 6.2.2 The initial Shareholders’ Committee Members will be appointed by resolution of the Shareholders’ Meeting on the Effective Date. Each Shareholder shall vote in the Shareholders’ Meeting, as far as they lawfully can, in favour of the appointment of the nominees nominated in accordance with Clause 6.2.1 unless a nominee, if elected, would become an Unsuitable Member. Upon the cessation or reduction of a Shareholder’s right to nominate Shareholders’ Committee Members (other than pursuant to a Transfer where the nomination right has passed to an Affiliate of the transferring Shareholder), each Shareholder shall vote in the Shareholders’ Meeting, as far as they lawfully can: (i) in favour of the removal of any Shareholders’ Committee Member previously nominated by the relevant Shareholder; and (ii) if and to the extent the nomination right has passed to another Shareholder, in favour of the appointment of any Shareholders’ Committee Member nominated by such other Shareholder. If a Shareholder’s right to nominate a Shareholders’ Committee Member has ceased and no other Shareholder is entitled to nominate an individual for the vacant position, such position on the Shareholders’ Committee shall remain vacant. The provisions in this Clause shall apply mutatis mutandis if and to the extent

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 17 a Shareholder acquires a right to nominate Shareholders’ Committee Members or if the number of Shareholders’ Committee Members to which such Shareholder is entitled to nominate increases. 6.2.3 In the event that an individual ceases to be a Shareholders’ Committee Member (for whatever reason), the Shareholder that has nominated such individual (or the successor to its nomination right in accordance with this Agreement) shall be entitled to nominate a replacement Shareholders’ Committee Member, if and to the extent the nomination right of such Shareholder has not ceased at the time of the appointment of the replacement Shareholders’ Committee Member. Such nominee shall be appointed at a Shareholders’ Meeting which shall take place without undue delay following a Notice from the nominating Shareholder to the other Shareholders regarding the nominated individual. 6.2.4 The Shareholders undertake to each other and to the Company to maintain the consistency of membership of the Shareholders’ Committee to the extent reasonably possible. 6.2.5 Each Key Shareholder shall be entitled to appoint up to [***] to act as observers at meetings of the Shareholders’ Committee. Observers shall be entitled to receive notice of, and attend, all Shareholders’ Committee meetings and to receive copies of Shareholders’ Committee papers as if they were Shareholders’ Committee Members, but shall not be entitled to speak or vote on any resolutions proposed. The nominating Key Shareholder shall at any time have the right to remove, in its sole discretion, any observer nominated by it and to nominate a new observer in their place. 6.2.6 Any Shareholder may appoint any other suitable representative of the relevant Shareholder willing to act as an alternate for its nominated Shareholders’ Committee Member to attend, speak at and vote at a Shareholders’ Committee meeting in place of such Shareholders’ Committee Member and to exercise and discharge all the functions, powers and duties of such Shareholders’ Committee Member, in each case at such meeting, by giving notice in writing to the other Shareholders having representatives in the Shareholders’ Committee and the Company. 6.3 Suspension and dismissal of members of the Shareholders’ Committee 6.3.1 A Shareholders’ Committee Member may be suspended and dismissed as a Shareholders’ Committee Member at any time: (i) by Notice to the Company by the Shareholder that has nominated such member (or the successor to its nomination right in accordance with this Agreement); or (ii) where such a member is an Unsuitable Member (and reasonable evidence of such has been provided), by Notice to the Company by a Shareholder, and in either such event the Shareholders’ Meeting shall promptly suspend or dismiss such Shareholders’ Committee Member from its position and shall promptly appoint another Shareholders’ Committee Member in its place in accordance with this Agreement and the Articles. The Shareholder that has nominated the member to be suspended or dismissed (or the successor to its nomination right in accordance with this Agreement) shall be entitled to nominate a replacement Shareholders’ Committee Member, if and to the extent the nomination right of such Shareholder

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 18 has not ceased at the time of the appointment of the replacement Shareholders’ Committee Member. 6.4 Chairperson and deputy chairperson of the Shareholders’ Committee 6.4.1 The Shareholders’ Committee shall appoint one Shareholders’ Committee Member to act as chairperson and one to act as deputy chairperson of the Shareholders’ Committee. 6.4.2 [***] 6.4.3 If Vodafone is no longer a Key Shareholder and the right to nominate the chairperson has not been transferred in accordance with Clause 14.5, the chairperson shall be nominated by the Investor if the Investor is at the time of the nomination a Key Shareholder or by the successor pursuant to Clause 14.5 of the Key Shareholders rights; otherwise the chairperson shall be elected by the Shareholders’ Committee by a simple majority. If the Investor is no longer Key Shareholder and the right to nominate the deputy chairperson has not been transferred in accordance with Clause 14.5, the deputy chairperson shall be elected by the Shareholders’ Committee by a simple majority. 6.4.4 If a Shareholders’ Committee Member who was the chairperson or the deputy chairperson has either been suspended or dismissed or has resigned as a Shareholders’ Committee Member, the Key Shareholder that nominated such Shareholders’ Committee Member (or the successor to this right in accordance with this Agreement) shall be entitled to nominate a replacement chairperson or deputy chairperson, as the case may be, if and to the extent the nomination right of such Key Shareholder has not ceased at the time of replacement. 6.4.5 The chairperson of the Shareholders’ Committee is responsible for the preparation of the decisions of the Shareholders’ Committee and shall chair its meetings at which he or she is present. 6.4.6 If the chairperson is not present at a Shareholders’ Committee meeting, the deputy chairperson shall chair the meeting. If the deputy chairperson is not present, the Shareholders’ Committee may appoint with simple majority vote any of its members to chair the respective meeting. 6.5 Voting 6.5.1 At a Shareholders’ Committee meeting, each member of the Shareholders’ Committee shall have one vote. Matters arising at the Shareholders’ Committee shall be decided by resolution passed with a simple majority of the votes cast, subject to the higher threshold required in relation to Shareholders’ Committee Reserved Matters. 6.5.2 The chairperson and the deputy chairperson of the Shareholders’ Committee shall not have a casting vote. 6.6 Quorum 6.6.1 Subject to Clause 6.6.4, the Shareholders’ Committee meeting shall have a quorum if at least [***] of the Shareholders’ Committee Members are present or represented, provided that in each case (except as set forth in Clause 6.6.5) one Shareholders’ Committee Member of each Key Shareholder must be present or represented.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 19 6.6.2 For the determination of the quorum, Shareholders’ Committee Members that are not allowed to take part in the discussions and decision-making by the Shareholders’ Committee pursuant to Law, the Articles or the Committee Rules of Procedure shall be considered absent. 6.6.3 If the Shareholders’ Committee meeting does not have a quorum or if a quorum ceases to be present during the course of the meeting, the chairperson or the individual representing the chairperson in such meeting shall adjourn the meeting to a specified place and time not less than [***] after the original [***] (or such shorter period as the Key Shareholders agree). A notice of the adjourned Shareholders’ Committee meeting shall be given to all Shareholders’ Committee Members. 6.6.4 At a reconvened Shareholders’ Committee meeting following an adjournment pursuant to Clause 6.6.3, a quorum shall be present if one Shareholders’ Committee Member nominated by each Key Shareholder is present or represented. 6.6.5 If all Shareholders’ Committee Members nominated by a Shareholder are not allowed to take part in the discussions and decision-making by the Shareholders’ Committee pursuant to Law, the Articles or the Committee Rules of Procedure, the provisions of this Clause 6.6.5 shall apply: the presence of Shareholders’ Committee Members nominated by such Shareholder shall not be required for a quorum and for the determination of the [***] presence of the Shareholders’ Committee Members set out in Clause 6.6.1 the Shareholders’ Committee Members nominated by such Shareholder shall be disregarded. 6.7 Convening of the Shareholders’ Committee meeting 6.7.1 Shareholders’ Committee meetings may be convened by the Management Board or by a Key Shareholder. 6.7.2 The notice to convene the Shareholders’ Committee meeting shall be given no later than [***] (or such shorter period as the Key Shareholders agree) prior to [***] of the meeting and shall set out an agenda identifying in reasonable detail the matters to be discussed. 6.8 [***] 6.9 Conflict of Interest Subject to Clause 21 (Related Party Transactions and Conflicts of Interest), the right of a Shareholders’ Committee Member to vote in a Shareholders’ Committee meeting shall not be excluded for conflicts of interest if the subject of the vote relates to a commercial contract between a member of the Company Group and the Shareholder or an Affiliate of such Shareholder (other than a member of the Company Group). 6.10 Committee Rules of Procedure The Shareholders’ Meeting may adopt rules of procedure for the Shareholders’ Committee, setting out further details for the organisation and decision-making processes of the Shareholders’ Committee (the “Committee Rules of Procedure”). 7 Shareholders’ Meeting 7.1 Responsibilities of the Shareholders’ Meeting

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 20 7.1.1 The Shareholders’ Meeting shall generally have the tasks and obligations assigned to it under mandatory Law. 7.1.2 The Shareholders’ Meeting shall in particular decide on the following topics: (i) approval of the annual financial statements and decision on the distribution of profits; (ii) re-purchase of own Shares or redemption (Einziehung) of Shares; (iii) Shareholder Reserved Matters and any other matters assigned to the Shareholders’ Meeting in accordance with this Agreement; (iv) election of the auditor of the Company; and (v) appointments and dismissals of members of the Shareholders’ Committee or Company Directors. 7.2 Frequency 7.2.1 The annual Shareholders’ Meeting shall be held within [***], promptly following the preparation and audit of the annual financial statements of the Company. 7.2.2 Other Shareholders’ Meetings shall be held as often as the Management Board, the Shareholders’ Committee or a 12.5% Shareholder deem necessary. 7.3 Language The Shareholders’ Meeting shall be held, and all documents in respect of the Shareholders’ Meeting shall be prepared, in the English language, unless [***] Shareholders agree otherwise or unless explicitly required under German Law (in the latter case convenience translations into the English language shall be made available to the Shareholders as soon as reasonably practicable). 7.4 Place 7.4.1 Shareholders’ Meetings shall take place at locations reasonably convenient for all Shareholders, but in any case in [***], unless all Key Shareholders agree otherwise, provided always that conducting such meetings in the respective jurisdiction is consistent with the governance agreed between the Parties from time to time, to ensure that the Company maintains [***] in Germany. 7.4.2 The Shareholders’ Meeting may also be held by video and other electronic conferencing means, provided that such meetings are consistent with the governance agreed between the Key Shareholders from time to time, to ensure that the Company maintains its tax residency in [***] and further provided that all Shareholders (or their representatives) participating in such meeting are able to communicate simultaneously (e.g. by using conferencing, video conference or telephone conference applications or platforms such as Microsoft Teams or Zoom). 7.5 Agenda 7.5.1 The agenda for the annual Shareholders’ Meeting shall in any case include the following matters: (i) approval of the annual financial statements; (ii) decision on the distribution of profits; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 21 (iii) discharge/release from liability (Entlastung) of the Shareholders’ Committee Members. 7.5.2 On or shortly prior to the day of the annual Shareholders’ Meeting, the Shareholders’ Committee shall also hold a meeting and decide upon the discharge/release from liability (Entlastung) of the Company Directors. 7.6 Resolutions 7.6.1 Each Shareholder shall have the right to cast [***] for each Share held at the time of casting its vote. 7.6.2 Unless otherwise provided in the Articles or this Agreement, matters arising at any Shareholders’ Meeting of the Company shall be decided by shareholders’ resolution, passed with a [***] of the votes cast, subject to any higher threshold required by Law. Shareholder Reserved Matters require [***]. 7.7 Convening of the Shareholders’ Meeting 7.7.1 Subject to Law, Shareholders’ Meetings may be convened by the Management Board, the Shareholders’ Committee or by a Key Shareholder. 7.7.2 The notice to convene the Shareholders’ Meeting shall be given no later than [***] (or such shorter period as the Shareholders agree) prior to [***] of the meeting and shall set out an agenda identifying in reasonable detail the matters to be discussed. 7.8 Meetings/Quorum 7.8.1 The Shareholders’ Meeting shall be quorate as follows: (i) Subject to Clause 7.8.1(ii), all [***] must be present or represented. If not all [***] are present or represented, a second Shareholders’ Meeting shall be called by the chairperson of the Shareholders’ Committee, a [***] or a [***] of the first meeting in accordance with Clause 7.7.2. (ii) For the second meeting that is duly convened pursuant to Clause 7.8.1(i), at least [***] in the Company must be present or represented, provided that, subject to Clause 7.6.2, no decisions may be made and no resolutions may be passed that have not been on the agenda for the first meeting, except if unanimously agreed otherwise by all Shareholders (present and absent). 7.8.2 Resolutions of the Shareholders’ Meeting may be taken outside a meeting, provided no stricter form is required under German Law and provided that all Shareholders have approved such resolutions being passed in this manner; the votes shall be cast in writing, specifying the way in which each Shareholder has cast its vote. 7.9 Chair The Shareholders’ Meeting shall be chaired by the chairperson of the Shareholders’ Committee. In his or her absence, the deputy chairperson of the Shareholders’ Committee shall chair the Shareholders’ Meeting. If he or she is not present, the chairperson of the Shareholders’ Meeting shall be appointed by the Shareholders’ Meeting by simple majority. 7.10 Conflict of Interest Subject to Clause 21 (Related Party Transactions and Conflicts of Interest), the right to vote in a Shareholders’ Meeting shall not be excluded for reasons of a conflict of interest if the

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 22 subject of the vote relates to a commercial contract between the Company and a Shareholder or an Affiliate of a Shareholder (other than a member of the Company Group). 8 VTG Governance Irrespective of the legal form of VTG from time to time or its listing status from time to time and irrespective of whether VTG at a time is a majority-owned or wholly-owned Company Subsidiary, as from Effective Date the VTG Management Board and, where in place due to mandatory Law or agreement of the Key Shareholders, the VTG Supervisory Board, shall be composed and shall operate in accordance with the principles set forth under Clauses 8.1 and 8.2, unless otherwise agreed between the Key Shareholders. 8.1 VTG Management Board 8.1.1 Powers and duties of the VTG Management Board (i) The Parties agree that the VTG Management Board shall be responsible for the overall management of VTG and VTG Group in accordance with Law, this Agreement, the Articles, the VTG MB Rules of Procedure, the Business Plan and Annual Budget, any general or singular instructions by the Shareholders’ Committee, Shareholders’ Meeting or VTG’s shareholders’ meeting as well as the interests of VTG and, in accordance with Law, the collective interests of the Shareholders, provided that, subject to mandatory Law, the VTG Management Board shall not take any decision in relation to a Reserved Matter without the prior approval of the Shareholders’ Meeting or the Shareholders’ Committee, as the case may be, and in each case by taking into consideration the Minority Veto Rights and New Minority Veto Rights. (ii) The Company shall procure that the VTG Management Board shall implement for the VTG Subsidiaries a governance structure materially consistent with the governance structure set out in this Agreement. It shall in particular ensure that no VTG Subsidiary takes any decision in relation to any of the Reserved Matters without the prior approval of the Shareholders’ Meeting or Shareholders’ Committee, as the case may be, or without taking into consideration the Minority Veto Rights and New Minority Veto Rights. (iii) The delegation of certain duties and responsibilities to a VTG Director shall not negate the joint responsibility of all VTG Directors. 8.1.2 Composition of the VTG Management Board and appointment of VTG Directors (i) The VTG Management Board shall as of the Effective Date consist of such number of persons and such VTG Directors as the Key Shareholders deem appropriate (prior to or after the Effective Date). (ii) Each VTG Director shall be appointed by the VTG Supervisory Board in accordance with the relevant provisions of this Agreement, the Articles and the articles of association of VTG and applicable Law, provided that prior to any appointment of a VTG Director the Shareholders’ Committee shall have approved the appointment as a Shareholders’ Committee Reserved Matter.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 23 (iii) As soon as a VTG Director ceases to be in office, any subsequent VTG Directors will be appointed by the VTG Supervisory Board. Each VTG Director may be reappointed in accordance with Clause 8.1.2(ii). (iv) [***] 8.1.3 Suspension and dismissal of VTG Directors (i) A VTG Director shall be suspended or dismissed by the VTG Supervisory Board at any time upon request of one Key Shareholder (and following such request, the other Key Shareholder(s) shall be required to vote in favour of the dismissal as a Shareholders’ Committee Reserved Matter). (ii) If a VTG Director is suspended or dismissed for whatever reason, or is otherwise removed from office, the VTG Supervisory Board shall, without undue delay, appoint a new VTG Director as replacement in accordance with Clause 8.1.2(ii). 8.1.4 [***] 8.1.5 Rules of Procedure The working methods and decision-making process of the VTG Management Board are further set forth in the “VTG MB Rules of Procedure”. The VTG Supervisory Board may amend the VTG MB Rules of Procedure, subject to the provisions of this Agreement and subject to approval of the Shareholders’ Committee. 8.1.6 Monitoring Upon request of any representative of a Key Shareholder, the chairperson of the Shareholders’ Committee shall without undue delay convene a meeting with members of the VTG Management Board and appropriate representatives of the Key Shareholders for the purposes of discussing the affairs of the Company Group. Unless otherwise agreed between the Key Shareholders, such meetings shall take place no more than once per calendar month. 8.2 VTG Supervisory Board 8.2.1 Powers and duties of the VTG Supervisory Board The VTG Supervisory Board shall have the rights and obligations of a supervisory board of a German stock corporation under mandatory Law. Subject to mandatory Law, it shall act in accordance with Law, this Agreement, the Articles, the Business Plan and Annual Budget, as well as the interests of VTG and VTG Group and, in accordance with Law, the collective interests of the Shareholders, provided that the VTG Supervisory Board shall not take any decision in relation to a Reserved Matter without the prior approval of the Shareholders’ Meeting or the Shareholders’ Committee, as the case may be, and in each case by taking into consideration the Minority Veto Rights and New Minority Veto Rights. 8.2.2 Composition of the VTG Supervisory Board and appointment of its members (i) The VTG Supervisory Board shall be composed identically to the Shareholders’ Committee. (ii) Each VTG SB Member shall be appointed by the VTG General Meeting in accordance with the relevant provisions of this Agreement and the Articles.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 24 (iii) The Company Directors shall, and shall instruct any other Company representative to, ensure that the VTG Supervisory Board is composed identically to the Shareholders’ Committee at any time. In case of any inconsistencies between the composition of the Shareholders’ Committee and the VTG Supervisory Board, the Company Directors and any other Company representative shall request as soon as reasonably possible, the convocation of a VTG General Meeting with the agenda item to appoint or dismiss, as the case may be, one or more VTG SB Member(s), or to request that a respective agenda item is added to the agenda at a VTG General Meeting called by the VTG Directors, and to request that any other ancillary resolutions are taken by the VTG General Meeting or otherwise that are required to ensure the intended composition of the VTG Supervisory Board (e.g. the amendment of the articles of association of VTG). (iv) The initial VTG SB Members shall be appointed by the VTG General Meeting as soon as reasonably possible after the Effective Date for a term of [***]. Clause 8.2.2(iii) shall apply mutatis mutandis and each Shareholder shall ensure that the Company Directors act in accordance with Clause 8.2.2(iii). (v) VTG shall obtain directors and officers liability insurance coverage, on reasonable and customary terms and conditions, for the benefit of the VTG SB Members. 8.2.3 Suspension and dismissal of VTG SB Members A VTG SB Member shall be suspended or dismissed as a VTG SB Member if he or she is suspended or dismissed as a Shareholders’ Committee Member in accordance with this Agreement. Clause 8.2.2(iii) shall apply mutatis mutandis. 8.2.4 Rules of Procedure The working methods and decision-making process of the VTG Supervisory Board are further set forth in the “VTG SB Rules of Procedure”. The VTG Supervisory Board may amend the VTG SB Rules of Procedure, subject to the provisions of this Agreement and subject to approval of the Shareholders’ Committee. Each representative of a Shareholder in the VTG Supervisory Board shall, and each Shareholder will ensure that its representative will, vote in the VTG Supervisory Board, as far as they lawfully can, in favour of the initial implementation of the VTG SB Rules of Procedure. 8.3 [***] 9 Reserved Matters 9.1 Shareholders’ Committee Reserved Matters 9.1.1 The Shareholders’ Committee Reserved Matters at the time of the Effective Date are set forth in Schedule 9.1.1. 9.1.2 Approval by the Shareholders’ Committee of any Shareholders’ Committee Reserved Matter requires: (i) a Shareholders’ Committee resolution passed with simple majority of the votes cast; and (ii) affirmative votes of each present or represented Shareholders’ Committee Member nominated by a Key Shareholder as

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 25 long as the nominating Key Shareholder or any of its Affiliates is a Key Shareholder at the time of the resolution. 9.1.3 Any amendment to the list of Shareholders’ Committee Reserved Matters requires: (i) a Shareholders’ Committee resolution passed with [***] cast; and (ii) affirmative votes of each present or represented Shareholders’ Committee Member nominated by a Key Shareholder as long as the nominating Key Shareholder or any of its Affiliates remains a Key Shareholder at the time of the resolution. 9.1.4 Each Key Shareholder may request, with the approval of the other Key Shareholder, that individual matters and actions by the Management Board that are not generally a Shareholders’ Committee Reserved Matter shall require the approval of the Shareholders’ Committee and be treated as a Shareholders’ Committee Reserved Matter for these purposes. 9.2 Shareholder Reserved Matters 9.2.1 The Shareholder Reserved Matters at the time of the Effective Date are set forth in Schedule 9.2.1. 9.2.2 Approval of the Shareholders’ Meeting to Shareholders Reserved Matters requires a resolution passed with a simple majority of the votes cast and, as long as there are one or several Key Shareholders, the affirmative vote of each Key Shareholder. 9.2.3 The Shareholders’ Meeting may decide from time to time to amend the list of Shareholder Reserved Matters, such decision in each case to be taken with a simple majority, provided that such majority must include the affirmative vote of each Key Shareholder. 9.3 [***] 10 Minority Rights 10.1 If and as long as a Shareholder is not a Key Shareholder but is a [***] Shareholder, it shall be entitled to the veto rights set out in Schedule 10.1 (the “Minority Veto Rights”). Matters subject to the Minority Veto Rights shall be decided in the Shareholders’ Committee or Shareholders’ Meeting (as applicable) and shall require the affirmative vote of the Shareholder (or its present or represented representatives in the Shareholders’ Committee) entitled to such Minority Veto Rights. If such minority Shareholder has not nominated a Shareholders’ Committee Member, the Minority Veto Rights shall not apply in relation to such Shareholder for matters being decided in the Shareholders’ Committee. 10.2 The list of Minority Veto Rights may be amended, from time to time, by a resolution of the Shareholders’ Meeting, provided that the affirmative vote of each Key Shareholder and each Shareholder entitled to Minority Veto Rights is required. 11 [***] 12 Deadlock 12.1 Deadlock Matter 12.1.1 In case the Shareholders’ Committee is unable to pass a resolution (either approving or disapproving) on an agenda item in two consecutive meetings or no quorum is

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 26 present at [***] meetings, as duly convened, a Shareholders’ Meeting shall be called in accordance with Clause 7.7. The notice period for convening such Shareholders’ Meeting shall not exceed [***]. This Clause 12.1.1 shall not apply to agenda items in respect of which the Shareholders’ Committee is obliged to take certain resolutions in accordance with this Agreement. 12.1.2 Any agenda item (regardless of whether referred to it pursuant to Clause 12.1.1 or not) on which the Shareholders’ Meeting is unable to pass a resolution in [***] or for which no quorum is present at [***], as duly convened, shall be considered a “Deadlock Matter”. 12.2 Escalation Process 12.2.1 Any Shareholder may refer a Deadlock Matter for discussion between a senior representative designated by each Shareholder (the “Deadlock Appointees” and each a “Deadlock Appointee”). 12.2.2 The Deadlock Appointees shall use Reasonable Endeavours to decide upon the Deadlock Matter within [***] on which the Deadlock Matter has been referred to the Deadlock Appointees. 12.2.3 A Deadlock Matter shall be considered solved if the Deadlock Appointees of the Key Shareholders and, in case of a matter subject to a Minority Veto Right, also the Deadlock Appointee of each Shareholder entitled to such Minority Veto Right has agreed on the Deadlock Matter. In each such case, the Deadlock Matter shall be implemented in accordance with the applicable governance provisions. 12.2.4 If the Deadlock Matter cannot be solved with the process set out in Clauses 12.2.1 and 12.2.2, the Deadlock Matter shall be referred to the Group CEOs of the Shareholders (or an equivalent person) and Clauses 12.2.1, 12.2.2 and 12.2.3 shall apply mutatis mutandis. In case the Group CEOs or equivalent persons are finally unable to decide upon the Deadlock Matter [***], the matter shall be considered a “Final Deadlock”. 12.3 Continuation of the Status Quo If the Deadlock Matter is considered a Final Deadlock, the status quo in relation to such matter shall prevail, save in respect of (i) the Annual Budget for which Clause 19.6 shall apply; or (ii) an amendment to or revision of the Business Plan, for which Clause 19.5 shall apply.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 27 13 [***] 14 [***] 15 [***] 16 [***] 17 [***] 18 [***] 19 Accounting, Annual Report, Business Plan and Budget 19.1 The Shareholders shall use Reasonable Endeavours to agree (as soon as reasonably practicable following the Effective Date) on 19.1.1 a [***] Business Plan (the “Initial Business Plan”), and 19.1.2 [***]. The Initial Business Plan and Initial Annual Budget shall be adopted by the Shareholders’ Committee as soon as possible following such agreement. 19.2 The Company shall procure that the Company Directors shall prepare a draft Business Plan and Annual Budget to be submitted to the Shareholders’ Committee to replace and update the then existing Business Plan (the “Draft Revised Business Plan”) and Annual Budget (a “Draft Revised Annual Budget”) by no later [***] following the date of this Agreement, comprising: (i) in respect of the Business Plan, a financial, cash flow and capital expenditure forecast for the subsequent 4 year period; and (ii) [***]. 19.3 Each Draft Revised Business Plan and Draft Revised Annual Budget shall be reviewed by the Key Shareholders in close coordination with the Company Directors and shall be finalised by the Company Directors (reasonably taking into account the direction and comments of the Key Shareholders) prior to the start of the period to which it relates. Promptly following such finalisation, the Draft Revised Business Plan and Draft Revised Annual Budget shall be proposed for approval by the Shareholders’ Committee and adopted as the Business Plan and Annual Budget by the Shareholders’ Committee in accordance with Clause 9.1.1. The Shareholders’ Committee shall use Reasonable Endeavours to approve the Draft Revised Business Plan and Draft Revised Annual Budget (as applicable) under Clause 19.2 prior [***]. 19.4 If the Shareholders’ Committee does not approve the Draft Revised Business Plan and/or Draft Revised Annual Budget and/or any proposals for changes to the Business Plan, [***] the Company shall revise the draft and proposals (with regard to any comments raised by each of the Shareholders) and again present them to the Shareholders’ Committee for approval. 19.5 [***] 19.6 [***]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 28 20 [***] 21 Related Party Transactions and Conflicts of Interest 21.1 Any transaction, arrangement or dealing by the Company or any Company Subsidiary with any Shareholder or its Affiliate (other than a member of Company Group) (such Shareholder the “Conflicted Party” and the interaction a “Related Party Transaction”) shall be entered into on an arm’s length basis. Any conclusion, amendment, termination or renewal of a material Related Party Transaction (except for any prolongation or renewal of any Master Services Agreement following the determination of Relevant Market Terms in accordance with Clause 27.1.3) shall be subject to the prior approval of the Shareholders’ Committee and shall be a Shareholders’ Committee Reserved Matter. A Related Party Transaction shall be deemed material for the purpose of this Clause only if the relevant measures exceed (or could exceed) an amount of [***]. 21.2 To the extent legally permissible, the Representatives of a Conflicted Party, any Shareholders’ Committee Members nominated by a Conflicted Party or the Conflicted Party shall not be excluded from voting or exercising any rights in relation to a Related Party Transaction, provided, however, that the Conflicted Party (and its Representatives, including any Shareholders’ Committee Members nominated by a Conflicted Party) shall be excluded from voting or exercising any rights in a Shareholders’ Meeting (if applicable) or at a Shareholders’ Committee meeting in cases where the Company resolves on, in relation to any such Related Party Transaction, subject to Clause 21.3: 21.2.1 imposing a contractual penalty on the Conflicted Party (or its Affiliates other than a member of Company Group); 21.2.2 performing unilateral legal declarations for cause (einseitige Rechtsgeschäfte aus wichtigen Grund), in particular, terminating or exercising any right to terminate a Related Party Transaction with the Conflicted Party (or its Affiliates other than a member of Company Group); 21.2.3 enforcing by legal proceedings or waiving any material right under or in relation to any Related Party Transaction; or 21.2.4 defending any claim brought against the Company by, or initiating, pursuing or not pursuing a claim or litigation against, the Conflicted Party (or its Affiliates other than a member of Company Group) in connection with any Related Party Transaction. 21.3 The Shareholders’ Committee Members nominated by a Conflicted Party shall only be excluded from voting at a Shareholders’ Committee meeting if in relation to a resolution concerning a matter set out under Clauses 21.2.1 through 21.2.4 the matter in hand is material. A matter shall be deemed material for the purpose of this Clause only if the matter is material in the context of the Conflicted Party or the Related Party Transaction exceeds (or could exceed) an amount of [***]. 21.4 If Clause 21.3 applies, the determination of a quorum in a Shareholders’ Meeting or Shareholder’s Committee in accordance with this Agreement shall not require the presence of the Conflicted Party and the affirmative vote of the Conflicted Party in a Shareholders’ Meeting or Shareholder’s Committee shall not be required for any resolution regarding such Related Party Transaction.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 29 21.5 If the Shareholders’ Committee or Shareholders’ Meeting is unable to approve a Related Party Transaction, the matter will be deemed a Deadlock Matter and resolved in accordance with Clause 12.2. 22 Intellectual Property Rights Any Intellectual Property Rights which arise in the Company in the course of the Company’s activities shall belong to the Company. The same shall apply mutatis mutandis to any Company Subsidiary. 23 Company Finance The Company shall maintain a long-term optimal leverage policy, targeting net financial debt/adjusted EBITDAaL levels of [***], or such other levels as decided upon in accordance with the terms of this Agreement. 24 [***] 25 Tax 25.1 Management of Tax Affairs 25.1.1 The Management Board shall (i) be responsible for the management of the Tax affairs of the Company and any Company Subsidiary in a Tax compliant manner, including the preparation of Tax returns, claims, elections, surrenders, disclaimers, notices and consents, and the conduct of negotiations, litigations and correspondence with any Tax Authority; and (ii) ensure that a customary tax compliance management system for the Company and any Company Subsidiary is implemented within reasonable time, monitored and regularly enhanced. 25.1.2 The Company shall inform its Shareholders on a regular basis on the status of implementation of Clause 25.1.1(ii) above and any significant results from monitoring and planned and implemented enhancement measures. 25.2 Exchange of Information 25.2.1 The Company shall provide and procure that the Company Subsidiaries provide to the Shareholders any information reasonably requested by any of them, in connection with the preparation, filing or publication of any Tax returns, reports (either for Tax or financial or non-financial reporting purposes), notices, claims, elections or any other action for taxation purposes. 25.2.2 The Company shall provide to any Shareholder such information as such Shareholder may reasonably request from time to time: (i) to enable such Shareholder to determine whether any member of the Company Group has been or may become a “passive foreign investment company” (a “PFIC”) for purposes of the IRC; (ii) to enable such Shareholder to determine the consequences to such Shareholder or any of its direct or indirect investors of such status; (iii) that is reasonably necessary for such Shareholder, or any direct or indirect investor in such Shareholder, to duly complete and file its income tax returns; and (iv) if any member

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 30 of the Company Group is determined to be a PFIC, such information as is reasonably necessary for that Shareholder, or any direct or indirect investor in such Shareholder, to make or maintain any election available under the IRC related to PFIC status, including a “qualified electing fund” (“QEF”) election with respect to any member of the Company Group. Such information shall be provided to the Shareholders as soon as reasonably practicable after [***] and in no event later than the [***] of the relevant member of the Company Group for which it is determined that such an election may be made. 25.3 Co-operation 25.3.1 The Parties and the Company shall co-operate and the Company shall procure that the Company Subsidiaries co-operate in good faith with each other with regard to the Tax affairs of any of them. 25.3.2 The Company shall keep and procure that the Company Subsidiaries shall keep the Shareholders informed on a regular or, as necessary, on an ad-hoc basis of all relevant Tax affairs relating to the Company and the Company Subsidiaries. The Company shall inform the respective Shareholder of all relevant Tax affairs which may affect the Tax position of any of the Shareholders without undue delay (unverzüglich) in a complete, precise and consistent manner. 25.3.3 On request of any Shareholder, the Company and the requesting Shareholder shall consult with each other on Tax matters; the other Shareholder may participate in such consultation, except and to the extent business secrets of the requesting Shareholder may be endangered. 26 [***] 27 [***] 28 Announcements 28.1 Public announcements by a Shareholder or its Affiliates 28.1.1 Each Shareholder shall not, and shall procure that its Affiliates (other than a member of the Company Group) will not, make any public announcement of any kind in respect of this Agreement or the Business except as otherwise agreed in writing between the Key Shareholders or unless required by Law or regulation (including any rules of a stock exchange), in which case the Shareholder concerned shall, to the extent reasonably practicable, consult with the other Shareholders regarding the contents of the announcement, and the Shareholder or the Affiliate of the Shareholder making the announcement (as the case may be) shall (unless it is not reasonably practicable to do so) give a copy of the text of the announcement to the other Shareholders prior to the announcement being released. 28.1.2 Nothing in this Clause 28.1 shall prevent a Shareholder from making a statement in the ordinary course of business referring to the Shareholder’s holding of Shares or the fact of its individual participation in the Business. 28.2 Public announcements by the Company or a Company Subsidiary

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 31 28.2.1 No public announcement of any kind shall be made by the Company or a Company Subsidiary in respect of this Agreement, the joint venture described herein or the Shareholders, except as approved by the Shareholders’ Committee or unless required by Law or regulation (including any rules of a stock exchange). 28.2.2 Nothing in this Clause 28.2 shall prevent the Company or a Company Subsidiary from making statements in the ordinary course of business about the Business or the fact of a Shareholder’s holding of Shares or interest in the Business. 28.3 Equity capital markets communication The members of the Company Group shall not communicate with or provide information to investors, potential investors, analysts or other participants of capital markets without the approval of the Shareholders’ Committee (unless required otherwise by Law), except for the purpose of obtaining ratings or independent debt financing. 29 Confidentiality 29.1 Confidential Information Subject to Clause 29.2, each Shareholder shall keep confidential, and procure that its respective officers, directors, employees, agents and advisers and its respective Affiliates and their respective officers, directors, employees, agents and advisers keep confidential, the following information (the “Confidential Information”): 29.1.1 all communications between a Shareholder and the Company; 29.1.2 all information and other materials supplied to or received by any of the Shareholders from the Company or any other member of the Company Group which are either marked “confidential” or are by their nature intended to be “confidential”; 29.1.3 any information relating to: (i) this Agreement, the Business and the customers, assets or affairs of the Company and any other member of the Company Group which a Shareholder or its Affiliates may have or acquire through ownership by the relevant Shareholder of its interest in the Company or this Agreement, and all information concerning the business transactions and/or financial arrangements of the Company or any other member of the Company Group; and (ii) the customers, business, assets or affairs of a Shareholder or its direct or indirect shareholders and their Affiliates and all information concerning the business transactions and/or financial arrangements of such persons, which a Shareholder or its Affiliates may have or acquire through the relevant Shareholder ownership of an interest in the Company, and shall not use any Confidential Information for any business purposes other than for its investment in the Company Group or disclose any Confidential Information to any Third Party without the approval of the other Shareholders or unless explicitly allowed under the terms of this Agreement. The Investor shall procure that no direct or indirect shareholder in the Investor holding indirectly 12.5% of the Shares or its employees shall use any Confidential Information for its own business purposes (including any business that competes with the Business) other than for its investment in the Company Group.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 32 29.2 Exclusions 29.2.1 Clause 29 shall not prohibit disclosure or use of any information if and to the extent: (i) the information is or becomes publicly available (other than by breach of this Agreement) or was already in the possession of the relevant party without being subject to any confidentiality obligations; (ii) the information relates to the Company and the Shareholders’ Committee has confirmed in writing to the Shareholders that the information is not confidential; (iii) permitted by Clause 28; (iv) the information is independently developed by a Shareholder after the Effective Date; (v) the disclosure or use is required by Law, any governmental or regulatory body or any stock exchange on which the securities of either Shareholder, an indirect shareholder of a Shareholder or any of their Affiliates are listed (including where this is required as part of any actual or potential offering, placing and/or sale of securities of the relevant Shareholder, indirect shareholder in a Shareholder or any of their Affiliates); (vi) the disclosure or use is required for the purpose of any judicial or arbitral proceedings arising out of this Agreement or any documents to be entered pursuant to it or to enable the FMV to be determined by the valuation experts under Clause 18; (vii) the disclosure of information is to any Tax Authority, to the extent such disclosure is reasonably required for the purposes of the Tax affairs of the Shareholder concerned or any of its direct or indirect shareholders and their Affiliates; (viii) the disclosure of information is by a Shareholder to an indirect shareholder or by a Shareholder or an indirect shareholder or their respective Affiliates to their respective Affiliates, or its or their directors, employees, consultants, agents, insurance providers or professional advisers on a need to know basis (which shall include any measure taken by the Shareholder or indirect shareholders to comply with and monitor the obligations under Clause 13.2), the requirements of Clause 13.6.2 are fulfilled (to the extent applicable) and the recipient is notified of the confidentiality obligations in this Clause 29 (and the relevant Shareholder shall be responsible under this Clause 29 for any disclosure by its Affiliates, and its or their directors, employees, consultants, agents, insurance providers or professional advisers as if such disclosure was made by the Shareholder itself); (ix) the disclosure of information is by a Shareholder (or a direct or indirect shareholder of a Shareholder) or its or their Affiliates, on a confidential basis, to its actual or potential equity and debt funding sources and actual and potential investors and limited partners, to any rating agency, and, in each case, to their professional advisors; (x) the disclosure of information is on a confidential basis to a bona fide Third Party or professional advisers or financiers of such Third Party wishing to

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 33 acquire Shares from a Shareholder in accordance with the terms of this Agreement to the extent that any such persons need to know the information for the purposes of considering, evaluating, advising on or furthering the potential purchase, provided that no such disclosure shall be made unless such person has agreed to be bound and to observe the restrictions under this Clause 29; (xi) the disclosure is to any investors, potential investors or analysts (each a “Market Participant”), but only if such disclosure is of a kind which a reasonable Market Participant would be likely to use as part of the basis of his investment decisions in relation to any listed securities of a Shareholder (or a direct or indirect shareholder of a Shareholder) or any of its or their Affiliates (or, in the case of analysts, their analysis of any such securities) and such disclosure would be expected by participants in the markets on which any securities of a Shareholder (or a direct or indirect shareholder of a Shareholder) or any of its or their Affiliates are listed or traded in accordance with any accepted market practice on those markets; (xii) the disclosure is to any Market Participant if required for a Shareholder or an indirect shareholder or their respective Affiliates in order to comply with the obligations under Clause 13.2; or (xiii) all parties to this Agreement consent in writing, provided that: (a) to the extent practicable and legally permissible, prior to disclosure or use of any information pursuant to Clauses 29.2.1(v) or 29.2.1(vii), the Party concerned shall, where legally permissible, promptly notify the other Parties of such requirement with a view to providing the other Parties with the opportunity to contest such disclosure or use or otherwise agree the timing and content of such disclosure or use; (b) to the extent practicable and legally permissible, prior to disclosure of written information pursuant to Clause 29.2.1(xi), the Party concerned provides such written information to the other Parties and gives them a reasonable opportunity to comment upon such information and the proposed disclosure; and (c) the disclosing Party shall be responsible for any breach of this Clause 29 by a person to whom they disclose information pursuant to Clauses 29.2.1(viii), 29.2.1(ix), 29.2.1(x) or 29.2.1(xi). 29.3 Damages Not an Adequate Remedy Without prejudice to any other rights or remedies which a Shareholder may have, the Shareholders acknowledge and agree that damages would not be an adequate remedy for any breach of this Clause 29 and the remedies of injunction, specific performance and other equitable relief are appropriate for any threatened or actual breach of any such provision and no proof of special damages shall be necessary for the enforcement of the rights under this Clause 29. 29.4 Duration of Confidentiality Obligations

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 34 The obligations contained in this Clause 29 shall survive the term or termination of this Agreement. 29.5 Non-Disclosure Agreement The Non-Disclosure Agreement shall cease to have any force or effect from the Effective Date. 30 Miscellaneous 30.1 Costs Each Party shall bear its own costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement, unless specifically otherwise provided for in this Agreement. 30.2 Conflict with the Articles and other governance documents 30.2.1 In the event of any ambiguity, conflict or discrepancy between the provisions of this Agreement on the one hand and the Articles, the Committee Rules of Procedure, the Board Rules of Procedure, the VTG MB Rules of Procedure, the VTG SB Rules of Procedure or any other relevant governance documents of the Company or its Company Subsidiaries on the other hand: (i) the provisions of this Agreement shall prevail; and (ii) the Shareholders shall exercise all voting and other rights and powers available to them so as to give effect to the provisions of this Agreement and shall further procure any required amendment to the Articles, the Committee Rules of Procedure, the Board Rules of Procedure, the VTG MB Rules of Procedure, the VTG SB Rules of Procedure or any other relevant governance documents of the Company or its Company Subsidiaries (as the case may be) to remove such ambiguity, conflict or discrepancy, provided that such amendments shall not contravene Law. 30.2.2 This Agreement shall not affect or limit the rights and obligations of the Parties pursuant to the Investment Agreement. 30.3 No partnership This Agreement shall not be construed as creating any partnership relationship or any agency relationship between any of the Parties. 30.4 No waiver 30.4.1 No failure or delay by any Party in exercising any right or remedy provided under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of it or the exercise of any other right or remedy. 30.4.2 Any waiver of a breach of this Agreement shall not constitute a waiver of any subsequent breach. 30.4.3 No waiver by any Party of any requirement of this Agreement, or of any remedy or right under this Agreement, shall have effect unless given in writing and signed by such Party. 30.4.4 Any waiver, release or compromise or any other arrangement of any kind whatsoever which a Shareholder gives or enters into with any other Party in connection with this Agreement shall not affect any right or remedy of any Shareholder as regards any

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 35 other Parties or the liabilities of any other such Parties under or in relation to this Agreement. 30.5 Entire Agreement The Key Transaction Documents (together with the Schedules and Annexes hereto and thereto) constitute the entire agreement of the Parties hereto and thereto, and supersedes all prior agreements and undertakings, both written and oral, among the Parties, with respect to the subject matter hereof. 30.6 Form of Amendments 30.6.1 Subject to Clause 30.6.2, any amendment or supplement to, or the termination of, this Agreement, including this provision, shall be valid only if made in writing and signed by each party (including, for the avoidance of doubt, PDF copies of such signed document), except where a stricter form (e.g., notarial recording) is required under Law or this Agreement and may also be signed in counterparts. 30.6.2 Any amendment to the Shareholders’ Committee Reserved Matters or Shareholders’ Reserved Matters may be made in accordance with paragraph (rr) of Schedule 9.1.1 or paragraph (j) of Schedule 9.1.2 respectively. 30.7 Assignment 30.7.1 Except as otherwise expressly provided in this Agreement, no Party may, without approval of the other Parties, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement. 30.7.2 The Shareholders may, however, transfer any rights and obligation under this Agreement to any of its Affiliates. 30.7.3 Any assignee shall not be entitled to receive under this Agreement any greater amount than that to which the assigning Party would have been entitled. 30.8 Other remedies Any remedy or right conferred upon the Shareholders for breach of this Agreement shall be in addition to and without prejudice to all other rights and remedies available to them. 30.9 Management incentive plan 30.9.1 The Shareholders shall use Reasonable Endeavours, acting in good faith, to implement a management incentive plan for the Group as soon as reasonably practicable following the Effective Date and shall cooperate and take such actions, including making any required amendments to this Agreement, as are reasonably required in order to do so. 30.9.2 Following implementation of the management incentive plan for the Group, the Shareholders’ Committee shall regularly review such management incentive plan and, if both Key Shareholders mutually come to the conclusion that amendment is required, resolve upon such amendment. 31 Duration, Termination and Survival 31.1 Effective Date This Agreement takes effect as of Closing (the “Effective Date”).

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 36 31.2 Termination 31.2.1 Ordinary Termination (i) This Agreement will terminate with immediate effect (a) if only one Shareholder is a party to this Agreement; and/or (b) upon listing of the Shares on a regulated market and the subsequent commencement of the trading in the Shares on such regulated market; provided that Clause 27 shall survive any such termination. (ii) Each Shareholder may terminate this Agreement with a notice period of 4 months and with effect as of the Financial Year, however, with the earliest effect as of the end of 31 March 2052, provided that such termination shall only terminate its participation in this Agreement and shall have no effect on the existence of this Agreement in relation to other non-terminating Shareholders (if any). 31.2.2 Extraordinary Termination (i) The extraordinary termination right pursuant to Sec. 313, 314 German Civil Code (Bürgerliches Gesetzbuch, BGB) shall remain unaffected. (ii) In case of an Insolvency Event with regard to a Shareholder, the other Shareholder(s) shall have an extraordinary termination right, provided that such termination shall only terminate any rights granted under this Agreement to the Shareholder with regard to which the Insolvency Event has occurred and shall have no effect on the existence of this Agreement or the position as a party of such Shareholder of this Agreement. (iii) Regardless of the cause, a termination right shall be exercised by Notice by the terminating Shareholder to the other Shareholders and the Company. Each termination under this Clause 31.2.2 shall take immediate effect. 32 Survival of Rights, Duties and Obligations 32.1 Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to another Party or which thereafter may accrue in respect of any act or omission prior to such termination. 32.2 If a Party ceases to be a Party to this Agreement for any cause such Party shall not be released from any liability which at the time of the cessation has already accrued to another Party or which thereafter may accrue in respect of any act or omission prior to such cessation. 33 Notices 33.1 Any notice or other communication in connection with this Agreement (each a “Notice”) shall be: 33.1.1 in writing (including email); 33.1.2 in the English language; and

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 37 33.1.3 delivered by hand or courier or by an internationally renowned overnight delivery service or mailed by registered or certified mail or by email. 33.2 Notices to Vodafone shall be sent to the following address, or such other address as Vodafone may notify to the other Parties from time to time: Postal address: [***] Marked for the attention of: [***] Email address: [***] With a copy to [***] 33.3 Notices to the Investor shall be sent to the following address or such other address as the Investor may notify to the other Parties from time to time: Postal address: [***] Marked for the attention of[***] Email address: [***] With a copy to (delivery of such copy shall not in itself constitute a valid Notice): Postal address: [***] Marked for the attention of [***] Email-address: [***] 33.4 Notices to the Company shall be sent to the following address, or such other address as the Company may notify to the other Parties from time to time: Postal address: [***] Marked for the attention of: [***] Email address: [***] 33.5 [***] In the case of any other Party to this Agreement, from time to time, Notices shall be addressed to the relevant Party at the address set out in that Party’s Accession Agreement or such other address as the Party in question may notify to the other Parties from time to time. 33.6 A Notice shall be effective upon receipt and shall be deemed to have been received: 33.6.1 if delivered by hand or courier, at the time of actual receipt by or on behalf of the intended recipient; 33.6.2 in the case of delivery, at the time recorded by the delivery company; 33.6.3 if mailed in accordance with the foregoing provisions, upon the date of delivery as shown by the return receipt therefor; or 33.6.4 if sent by email, at transmission, provided that the person sending the email shall not have received an automated absence reply or failed-delivery report.

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 38 34 Compliance with Law Nothing in this Agreement shall oblige any Party or any other person to breach mandatory Law or any mandatory duties or obligations imposed by Law, including any mandatory fiduciary duties imposed by Law. 35 Governing Law and jurisdiction 35.1 This Agreement and any contractual rights and obligations arising out of or in connection therewith and its consummation, including disputes about its validity, shall be governed by and construed in accordance [***] Subject to Clause 35.3 and unless Law mandatorily require decision by a of court of Law, any contractual and non-contractual dispute arising from or in connection with this Agreement and its consummation, including disputes about its validity, shall be finally settled in accordance with the [***] without recourse to the ordinary courts of Law. The seat of the arbitration shall be [***]. The arbitral tribunal shall be comprised of [***]. The language of the arbitration shall be English, provided however, that the Parties shall be entitled to submit written evidence in the German language. German Law applies to this arbitration agreement. 35.2 In the event mandatory Law requires any matter arising from or in connection with this Agreement and its consummation, including disputes about its validity, to be decided upon by a court of Law, the competent courts in and [***], shall have the exclusive jurisdiction thereupon. [Balance of page intentionally left blank]

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”. 39 List of Schedules 1 Schedule 1.1-1: Competitor List 2 Schedule 9.1.1: Shareholders' Committee Reserved Matters 3 Schedule 9.2.1: Shareholder Reserved Matters 4 Schedule 10.1: Minority Veto Rights 5 Schedule 13.1.3: Vantage Policies 6 Schedule 17: Accession Agreement 7 Schedule 18(iv): List of Investment Banks